                         Notice of Guaranteed Delivery
                                      for
                       Tender of Shares of Common Stock
                          of Cedar Income Fund, Ltd.
                   (Not to Be Used for Signature Guarantees)


     This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $1.00 per share, of Cedar Income Fund, Ltd. (the "Shares") and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered by hand or facsimile transmission, telex or mail to the Depositary. See Section 8 of the Offer to Purchase.

                           To: The Bank of New York
                                 as Depositary

        By Mail:                      By Facsimile:                 By Hand or Overnight Courier:

    Tender & Exchange        (For Eligible Institutions Only)             Tender & Exchange
       Department                    (212) 815-6213                          Department
      P.O. Box 11248                                                     101 Barclay Street
   Church Street Station      Confirm Facsimile By Telephone:        Receive and Deliver Window
    New York, New York               1-800-507-9537                   New York, New York 10286
       10286-1248

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     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

     THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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Ladies and Gentlemen:

     The undersigned hereby tenders to Cedar Bay Company, a New York general partnership (the "Purchaser"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 12, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, all, but at least a majority, of the outstanding shares of common stock, par value $1.00 per share of Cedar Income Fund, Ltd., pursuant to the guaranteed delivery procedures set forth in Section 8 of the Offer to Purchase.

       Certificate Nos. (if available):                 SIGN HERE
-----------------------------------
                                          -------------------------------------
-----------------------------------                   (Signature(s))

If Shares will be tendered by book-       -------------------------------------
entry transfer:                               (Name(s)) (Please Type or Print)

                                          -------------------------------------
Name of Tendering                                       (Address)
Institution:
            ------------------------      -------------------------------------
                                                        (Zip Code)
Account No.:                      at
            ----------------------        -------------------------------------
      [ ] The Depository Trust Company        (Area Code and Telephone No.)
                       or
      [ ] Philadelphia Depository Trust
          Company

      Dated:                     , 1998
            ---------------------

                                   GUARANTEE
                   (Not to be used for signature guarantee)

     The undersigned, a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, guarantees (a) that the above named persons(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 and under the Securities Exchange Act of 1934, as amended (b) that such tender of Shares complies with Rule 14e-4 and (c) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and any other required documents, all within three (3) New York Stock Exchange, Inc. trading days of the date hereof.



                ----------------------------------------------
                                (Name of Firm)

                ----------------------------------------------
                            (Authorized Signature)

                ----------------------------------------------
                                    (Name)

                ----------------------------------------------
                                   (Address)

                ----------------------------------------------
                                  (Zip Code)

                ----------------------------------------------
                         (Area Code and Telephone No.)


Dated:                     , 1998
      ---------------------